Exhibit 10.92

                           THIRD MODIFICATION OF LEASE
                           ---------------------------

     Third Modification of Lease ("Agreement") made June 17 , 2002 between Metropolitan Life Insurance Company, a New York corporation having its principal place of business at One Madison Avenue, New York, New York 10010 ("Landlord") and Jean Philippe Fragrances, LLC, a New York limited liability company having an office at 551 Fifth Avenue, New York, New York 10176 ("Tenant").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Landlord and Tenant (by its predecessor-in-interest, Jean Philippe Fragrances, Inc.) heretofore entered into a certain written lease dated January 13, 1992, as amended by Modification of Lease dated June 17, 1994 and Second Modification of Lease dated April 30, 1997 (collectively, the "Lease") wherein and whereby Landlord leased to Tenant, and Tenant hired from Landlord, those certain premises (the "demised premises") as shown on the plans annexed to the Lease as "Exhibit A" thereto on the 15th floor in the building known as 551 Fifth Avenue, New York, New York 10176 (the "Building"), which demised premises Landlord and Tenant agree contains 9,000 rentable square feet; and

     WHEREAS, the term of the Lease is due to expire October 31, 2002 and Landlord and Tenant wish to again modify the Lease, subject to the terms and conditions hereinafter set forth, to, INTER ALIA, again extend the term of the Lease; and

     WHEREAS, the Lease is in full force and effect; and

     WHEREAS, Landlord and Tenant desire to modify the Lease only in the respects hereinafter stated.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto by these presents do covenant and agree as follows:

1. All capitalized terms used herein without definition are used herein with the meanings assigned to such terms in the Lease, unless the context otherwise requires.

2. The term of the Lease is hereby extended to February 28, 2013 (the "Additional Extension Period").

3.A. Effective November 1, 2002, Tenant's annual rent shall be amended to be as follows: (i) from and including November 1, 2002 through and including October 31, 2007, Three Hundred Twenty Two Thousand Four Hundred Seventy Dollars ($322,470.00) per annum which amount shall include the annual cost of electricity supplied by Landlord to the

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demised  premises on a rent inclusion  basis of Twenty Two Thousand Five Hundred
Dollars ($22,500.00) per annum, the "Additional Extension Period Electric Charge"; and thereafter, (ii) from and including November 1, 2007 through and including the end of the term of the Lease, as modified by this Agreement, Three Hundred Fifty Eight Thousand Four Hundred Seventy Dollars ($358,470.00) per annum, which amount shall include the Additional Extension Period Electric Charge.

B. Notwithstanding the foregoing, Landlord agrees to waive to the collection of annual rent and additional rent for "Real Estate Taxes" (Article 35) and "Operating Expenses" (Article 36), but not the Additional Extension Period Electric Charge, for period from and including November 1, 2007 through and including February 28, 2008.

C. Effective November 1, 2002, (i) Tenant's "Base Tax Year" (Article 35) shall be amended to be the fiscal tax year of the City of New York commencing July 1, 2002 and ending June 30, 2003; (ii) Tenant's "Base Operating Period" (Article
36) shall be amended to be the calendar  year  commencing  January 1, 2003;  and
(iii) Tenant's proportionate share for Real Estate Taxes and Operating Expenses shall be 2.11 percent.

4. Inasmuch as Tenant currently occupies the demised premises and is fully aware of the condition thereof, Tenant agrees to accept the demised premises in the condition which it exists on the first day of the Additional Extension Period. Further, Tenant understands and agrees that no materials whatsoever are to be furnished by Landlord and no work whatsoever is to be furnished by Landlord in connection with the demised premises or any part thereof nor shall any construction or tenant improvement allowance be provided by Landlord.

5. Tenant represents and warrants to Landlord that it has not dealt with any real estate agents or brokers in connection with this Agreement other than Insignia/ESG, Inc. ("IESG") whose fees, if any, Landlord agrees to pay and that this Agreement was not brought about or procured through the use or instrumentality of any other agent or broker. Tenant covenants and agrees to indemnify and hold Landlord harmless from any and all claims for commissions and other compensation made by any agent or agents and/or any broker or brokers, other than IESG, based on any dealings between Tenant and any agent or agents and/or broker or brokers, together with all costs and expenses incurred by Landlord in resisting such claims, including, without limitation, reasonable attorneys' fees.

7. Except as modified by this Agreement, the Lease and all the terms, covenants, conditions, provisions, and agreements thereof are hereby in all respects ratified, confirmed, and approved.

8.   The Lease, as modified by this Agreement contains the entire  understanding
between  the  parties.  No  other  representations,   warranties,  covenants  or
agreements have been made.

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9.   This  Agreement  may not be changed  orally,  but only by an  agreement  in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

10. This Agreement shall be binding upon, and inure to the benefit of the parties hereto, their respective legal representatives, successors and, except as otherwise provided in the Lease as modified by this Agreement, their respective assigns.

11. The submission of this Agreement to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect hereto, unless and until Landlord shall execute a copy of this Agreement and deliver the same to Tenant.

         IN WITNESS WHEREOF, the parties hereto have respectively executed this Agreement as of the day and year first above written.

                                            Landlord:
                                            Metropolitan Life Insurance Company

                                            By: /s/ KATHRYN L. CAMPBELL
                                                -----------------------
                                                    Kathryn Campbell, Director

                                            Tenant:
                                            Jean Philippe Fragrances, LLC

                                            By: /s/ RUSSELL GREENBERG
                                                ---------------------
                                                    Executive Vice President


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